UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 9, 2008

true religion apparel, inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue
Vernon, California 90058
(Address of Principal Executive Offices, Zip Code)

(323) 266-3072
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws;
                        Change in Fiscal Year.

On December 9, 2008, the Board of Directors (the “Board”) of True Religion Apparel, Inc. (the “Company”) amended and restated its Bylaws. A copy of the Amended and Restated Bylaws (the “Amended Bylaws”) is attached to this report as Exhibit 3.1 and incorporated hereto by reference.

In addition to the changes described below, the amendments include certain non-substantive, technical, and conforming amendments. The Amended Bylaws were revised to, among other things:

(a) permit the holding of stockholder meetings by remote communication;

(b) provide separate notice requirements for director nominations and other stockholder proposals, and to require information about the proposing stockholder’s ownership in the Company, current arrangements with other persons in connection with the proposal, and material interests in the proposal;

(c) clarify the rules and procedures for conducting stockholder meetings;

(d) allow for proxies created electronically rather than in writing;

(e) permit consents to action by the board of directors and stockholders to be delivered via electronic transmissions, including email;

(f) clarify procedures for the election, appointment, and removal of officers;

(g) permit delivery of notices to stockholders and directors via electronic transmissions;

(h) expand the indemnification provisions to provide for the indemnification of expenses incurred by a covered person due to their involvement in any legal proceeding, regardless of whether the covered person is a party, or threatened to be made a party, to the proceeding; and

(i) clarify procedures for attending stockholder and director meetings remotely.

The preceding summary is qualified in its entirety by reference to the Amended Bylaws.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1     Amended and Restated Bylaws of True Religion Apparel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 12, 2008                                         TRUE RELIGION APPAREL, INC.

                                                                        By:        /s/ Peter F. Collins

Name:   Peter F. Collins
Title:      Chief Financial Officer

INDEX TO EXHIBITS

Exhibit 3.1     Amended and Restated Bylaws of True Religion Apparel, Inc.